TherapeuticsMD, Inc. 8-K
Exhibit 10.2

THERAPEUTICSMD, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT

This Non-Qualified Stock Option Agreement is made by and between TherapeuticsMD, Inc., a corporation formed under the laws of the State of Nevada (the "Company"), and the individual ("Optionee") specified on the attached Notice of Grant of Stock Options and Option Agreement (the "Notice").

WITNESSETH:

WHEREAS, the Optionee's services are valuable to the Company; and

WHEREAS, the Company considers it desirable and in its best interest that the Optionee be provided an inducement to acquire an ownership interest in the Company and an additional incentive to advance the interest of the Company through the grant of an option to purchase shares of the common stock of the Company, $0.001 par value per share (the "Common Stock").

NOW, THEREFORE, in consideration of the premises contained herein, it is agreed as follows:

(1)           Grant of Option.  Subject to the terms and conditions contained herein, the Company hereby grants the Optionee the right, privilege and option (the "Option") to purchase the number of shares of the Company's Common Stock at a price per share as specified in the attached Notice.

(2)           Term and Vesting of Option.  The term of the Option shall be ten (10) years ("Term") from the date of this Agreement and, subject to the terms and provisions hereof. The Option shall vest and Optionee may exercise the Option in accordance with the vesting schedule specified in the attached Notice and within the Term.  Subject to the foregoing, the Option may be exercised in whole or in part with respect to all or any portion of the shares to which it relates.

(3)           Method of Exercise.  The Option shall be exercised by the transmittal of written notice thereof to the Company at its principal place of business. Such notice shall specify the number of shares which the Optionee elects to purchase, shall be signed by the Optionee and shall be accompanied by payment of the purchase price for the shares which the Optionee elects to purchase.  Such payment may be made in whole or in part (i) in cash or (ii) by authorizing a Company-approved third party to sell the shares (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire purchase price and any tax withholding resulting from such exercise.  The Company may instruct the broker to deposit the entire sale proceeds into a Company owned account for further distribution to the Optionee, net of the entire purchase price and any tax withholding resulting from such exercise.

(4)           Termination of Option.  The Option shall terminate on the earliest to occur of the following:

(a)           The expiration date set forth on the Notice or ten (10) years from the date of this Agreement.

(b)           Three (3) months after the termination of the Optionee’s employment with the Company, unless such termination is the result of disability, death or retirement.

(c)           In the case of termination as a result of disability or death, one (1) year after the date of such termination.

(d)           In the case of termination as a result of retirement (as determined by the Company’s Board of Directors in its sole discretion), three (3) years after the date of such termination.

(5)           Rights Prior to Exercise of Option.  The Optionee shall have no rights as a stockholder with respect to the shares of stock subject to the Option until the exercise of his rights hereunder and the issuance and delivery to Optionee of a certificate or certificates evidencing such shares.

(6)           Transferability.  Except as otherwise provided in this Section, the Option is not transferable other than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee.  However, the Optionee, with the approval of the Company’s Board of Directors, may transfer the Option for no consideration to or for the benefit of the Optionee’s Immediate Family (including, without limitation, to a trust for the benefit of the Optionee’s Immediate Family or to a partnership or limited liability company for one or more members of the Optionee’s Immediate Family), subject to such limits as the Board of Directors may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer.  The forgoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement.  The term “Immediate Family” shall mean the Optionee’s spouse, parents, children, stepchildren, adoptive relationships, sisters, bothers and grandchildren (and, for this purpose, shall also include the Optionee).

(7)           No Right to Future Grants; Extraordinary Item of Compensation.  By entering into the Notice and Stock Option Agreement, the Optionee acknowledges:  (i) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (ii) that all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (iii) that the Optionee’s acceptance of this Option is voluntary; (iv) that the value of the option is an extraordinary item of compensation which is outside the scope of the Optionee’s employment contract, if any; and (v) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(8)           Data Privacy.  By entering into the Notice and Stock Option Agreement, the Optionee: (i) authorizes the Company, and any agent of the Company, to disclose to the Company such information and data as the Company shall request in order to facilitate the grant of Options; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company to store and transmit such information in electronic form.

(9)           Applicable Laws and Consent to Jurisdiction.  The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of Nevada without giving effect to the principles of conflicts of laws.  For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in the State of Florida.

(10)           Severability.  The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

(11)           Waiver.  The waiver by the Company of a breach of any provision of this Agreement by Optionee shall not operate or be construed as a waiver of any subsequent breach by Optionee.

(12)           Binding Effect.  The provisions of this Agreement shall be binding upon the parties hereto, their successors and assigns, including, without limitation, the estate of the Optionee and the executors, administrators or trustees of such estate and any receiver, trustee in bankruptcy or representative of the creditors of the Optionee.

TherapeuticsMD, Inc.

By:
Date

Optionee	Date

GRANT OF OPTION

OPTIONEE:

OPTIONS GRANTED:

PURCHASE PRICE:	$ per Share

DATE OF GRANT:

EXERCISE PERIOD:

VESTING SCHEDULE OF OPTION:

SHARES	DATE VESTED*

EXERCISED TO DATE: INCLUDING THIS EXERCISE:

BALANCE TO BE EXERCISED:

*assuming continued employment, etc.

NOTICE OF EXERCISE
(TO BE SIGNED ONLY UPON EXERCISE OF THE OPTION)

TO:           TherapeuticsMD, Inc. (“Optionor”)

The undersigned, the holder of the Option described above, hereby irrevocably elects to exercise the purchase rights represented by such Option for, and to purchase thereunder, _________ shares of the Common Stock of TherapeuticsMD, Inc., and herewith makes payment of _______________________ therefor.  Optionee requests that the certificates for such shares be issued in the name of Optionee and be delivered to Optionee at the address listed below, and if such shares shall not be all of the shares purchasable hereunder, represents that a new Notice of Exercise of like tenor for the appropriate balance of the shares, or a portion thereof, purchasable under the Grant of Option be delivered to Optionor when and as appropriate.

Dated:
Optionee

(Street Address)

City, State, Zip

Telephone

Social Security Number